SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A
(RULE 14a-101)

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.  ___   )

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement.
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)).
☐	Definitive Proxy Statement.
☒	Definitive Additional Materials.

iSUN, INC.
(Name of Registrant as Specified in its Charter)

 (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

THIS FILING CONSISTS OF A VOTING REMINDER LETTER SENT TO CERTAIN SHAREHOLDERS OF iSUN, INC. RELATED TO THE 2020 ANNUAL MEETING OF SHAREHOLDERS, HELD VIRTUALLY ON MAY 25, 2021 AND ADJOURNED UNTIL JUNE 29, 2021, AND THE RELATED PROXY STATEMENT.

ADVANTAGE PROXY
– Our Experience is Your Advantage –

IMPORTANT!

Dear Stockholder,

Advantage Proxy has been engaged by iSun, Inc. to contact you regarding an important matter pertaining to your investment in iSun, Inc. for the shares you held as of April 1, 2021.

EVEN IF YOU SOLD YOUR SHARES AFTER APRIL 1, 2021,
WE STILL NEED TO SPEAK WITH YOU.

Our previous attempts to contact you have been unsuccessful. Please contact us immediately at 1‐877- 870‐8565 between the hours of 9:00am and 9:00pm Eastern time, Monday through Friday. This matter is very important and will take only a moment of your time.

Thank you in advance for your assistance with this matter.

Sincerely,

Karen Smith
President